Exhibit 99.1

B&G Foods Acquires Clabber Girl Corporation

Parsippany, N.J., May 15, 2019—B&G Foods, Inc. (NYSE: BGS) announced that effective today it has acquired the Clabber Girl Corporation, a leader in baking products, including baking powder, baking soda and corn starch, from Hulman & Company.  In addition to Clabber Girl, the number one retail baking powder brand, Clabber Girl Corporation’s product offerings include the Rumford, Davis, Hearth Club and Royal brands of retail baking powder, baking soda and corn starch, and the Royal brand of foodservice dessert mixes.

B&G Foods expects the acquisition to be immediately accretive to earnings per share and free cash flow and projects that the acquired business will generate approximately $70 to $75 million of net sales on an annualized basis.

“We are pleased to announce the addition of Clabber Girl to our portfolio of brands,” stated Kenneth G. Romanzi, President and Chief Executive Officer of B&G Foods.  “This acquisition is consistent with our longstanding acquisition strategy of targeting well-established brands with defensible market positions and strong cash flow at reasonable purchase price multiples.  Clabber Girl Corporation is the number one manufacturer of branded retail baking powder and also holds leadership positions in baking soda and corn starch.”

B&G Foods funded the acquisition and related fees and expenses with cash on hand and revolving loans under its existing credit facility.

About Clabber Girl Corporation

Clabber Girl Corporation is the manufacturer of Clabber Girl Baking Powder, the #1 retail baking powder brand in the nation.  For more than 150 years, Clabber Girl has earned the trust of home cooks and culinary professionals alike. Today, Clabber Girl is more than just baking powder; it is a leader in the food industry.  Recently, it has expanded its product offerings to include a broader range of cooking and baking ingredients, creating a stronger presence in retail, foodservice and industrial markets.  For more information, please visit www.clabbergirl.com.

About B&G Foods, Inc.

Based in Parsippany, New Jersey, B&G Foods and its subsidiaries manufacture, sell and distribute high-quality, branded shelf-stable and frozen foods across the United States, Canada and Puerto Rico.  With B&G Foods’ diverse portfolio of more than 50 brands you know and love, including Back to Nature, B&G, B&M, Cream of Wheat, Green Giant, Las Palmas, Le Sueur, Mama Mary’s, Maple Grove Farms, Mrs. Dash, New York Style, Ortega, Polaner, SnackWell’s, Spice Islands and Victoria, there’s a little something for everyone.  For more information about B&G Foods and its brands, please visit www.bgfoods.com.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.”  The forward-looking statements contained in this press release include, without limitation, statements related to the expected impact of the acquisition, including without limitation, the expected impact on B&G Foods’ earnings per share, free cash flow and net sales.  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking.  Factors that may affect actual results include, without limitation, whether and when the Company will be able to realize the expected financial results and accretive effect of the transaction, and how customers, competitors, suppliers and employees will react to the acquisition.  The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for fiscal 2018 filed on February 26, 2019 and in its subsequent reports on Forms 10-Q and 8-K.  Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made.  B&G Foods undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations: ICR, Inc. Dara Dierks 866-211-8151	Media Relations: ICR, Inc. Matt Lindberg 203-682-8214